THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	27.17
Market price	US$	25.25
Premium/(discount)		(7.07%)
Fund size	US$	618.9m

Source: State Street Bank and Trust Company

At 31 October 2009	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	5.3	2.3
Year to date	56.2	58.7
One year	70.7	67.3
Three years %pa	21.5	9.0
Past performance is not a guide to future returns.

Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY
The Chinese markets bounced forward in choppy trading. In the blue corner we have the delights of easy money (loan growth in September +34% year on year, M2 +29% year on year) and improving economic news (third-quarter GDP up 8.9%, September’s electric power consumption up 10.2%) In the red corner we have fears of coming inflation and the heavy supply of new equity (though all 28 stocks on the new ChiNext market more than doubled on the first day of trading!). After the strong rally, it would be no surprise for markets to take umbrage at the gradual normalization of policy, but we see the first encouraging signs of a pick-up in private investment (in September, private investment grew faster than public for the first time in a year). Together with robust consumption, this should help reduce the impact, even as the outlook for exports remains grim (September’s exports were down ‘only’ 15.2% year on year). We anticipate that inflation will shortly turn positive, but is unlikely to run away, especially as this development will trigger a resumption of the renminbi’s appreciation.
We remain positive on the implications of the cross-strait rapprochement for Taiwan, although the market itself suffered a sharp sell-off at the month-end. Money growth (M1B +23.5%, a five-year high) tells a story of increasing domestic interest in the market.

INVESTMENT STRATEGY
The fund is 93% invested with holdings in 61 companies. The unlisted portion of the fund is 15%. Additionally, 33% is invested in Hong Kong-listed companies, 20% in Taiwan, 10% in A-shares and the balance in other markets. These last, often ‘orphaned’ stocks, in terms of broker coverage, offer particular value. Two such stocks, China Medical Systems, a well-managed drug distribution business listed on the UK’s AIM market, and Financial One, a leasing company listed in Singapore, have both decided to seek listings in Hong Kong (to the benefit of their share prices).
We made almost no changes to the portfolio in October, our only action being to buy back the now undervalued Anhui Expressway. Our performance was helped by our cornerstone investment in drug distributor Sinopharm.
We include brief notes on the fund’s unlisted holdings below.
Ugent convertible bonds
This is a recent investment in a bond, convertible into Ugent equity, to provide working capital for expansion of its printer cartridge recycling business. Since purchase, results have been behind expectation due to funding issues and a less than optimal sales mix. As a result the conversion rate of the bond will likely be adjusted towards the maximum of 49% of the company. In the meantime Jackin (the parent company) has been re-rated substantially on negotiations with China Gold about the injection of gold mines. The new owners are likely to distribute the Ugent shares in specie next year. A ChiNext listing now seems the most likely exit route.
China Silicon
This investment was made almost two years ago. Delays to the furnaces, combined with the economic environment, have meant that this investment is behind schedule. The combination of the three smelters completing and economies improving in 2010 underpins a significant increase in our profit expectations. In addition there is the possibility of corporate interest.
Hand Enterprise Solutions
This company’s business (enterprise resource planning software) is picking up in line with the overall economic recovery. Revenues for 2009 have reached Rmb166 million, which is much better than expected. Net profit has reached Rmb15.9 million, around twice the budgeted level of Rmb8.6 million. The fourth quarter is traditionally strong and so the company is confident of achieving Rmb30 million net profit in 2009, which is close to last year’s. The company has a net cash position of Rmb80 million. An IPO in the next two years remains the most likely exit strategy.
Highlight
This investment was made two years ago. Because of postponed orders and manufacturing issues, results have been behind expectations. Consequently, we have exercised the put option and have negotiated the return of all of the fund’s capital (along with interest) in three tranches, with the support of the Taiwan-listed parent. The first instalment was paid on 30 September with capital of $1.5 million and interest of $1,022,942; we returned 841,723 shares back to the company. Now we own 2,525,170 shares and the remaining $4.5 million (plus $0.2 million of interest) will be paid back in two tranches.
Qingdao Bright Moon
This investment in the world’s largest seaweed processor was made 18 months ago. After last year’s inventory issues, performance in the first nine months of 2009 has been much better than expected, with sales reaching Rmb398.9 million, close to the same period of last year’s levels, and net profit of Rmb9.2 million, higher than forecast due to the reduction in high-priced inventory and a recovery in demand. The performance in September was particularly impressive. An A-share listing before the end of 2010 remains the most likely exit route. Should operating performance deteriorate from here, we have a put option to exercise.
Queenbury (Huiyin)
This investment in Queenbury, a rural distributor of electrical appliances, was made 18 months ago. Results have initially been below budget, largely due to the weakness in consumption caused by the financial crisis. But 2009 forecasts now look achievable. An IPO before March 2010 remains the most likely exit route, and this process has begun.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.

MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 OCTOBER 2009
FUND DETAILS

Market cap	US$575.24m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Healthcare	21.5%	0.1%
Consumer discretionary	18.8%	5.0%
Consumer staples	16.3%	2.3%
Financials	9.7%	37.7%
Industrials	9.1%	7.5%
Information technology	7.4%	20.5%
Energy	4.4%	9.0%
Materials	3.0%	6.3%
Utilities	1.9%	3.7%
Telecommunications	1.3%	7.9%
Other assets & liabilities	6.6%	—

Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION

Source: State Street Bank and Trust Company.

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	5.3	4.6
Year to date	56.2	52.7
Three years %pa	21.5	19.8
Past performance is not a guide to future returns.
Three year returns are annualized.

Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (47.8%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.6%
Sinopharm	Healthcare	4.5%
Shandong Weigao Group	Healthcare	4.5%
Wumart Stores	Consumer staples	4.1%
Ugent Holdings	Industrials	3.7%
China Medical System Holdings	Healthcare	3.7%
Far Eastern Department Stores	Consumer discretionary	3.2%
China Shineway Pharmaceutical	Healthcare	2.6%
Ruentex Development	Financials	2.3%
Fushan International Energy	Energy	2.0%
Ports Design	Consumer discretionary	2.0%
Hsu Fu Chi International	Consumer staples	2.0%
Chaoda Modern Agriculture	Consumer staples	1.9%
China Fishery Group	Consumer staples	1.9%
Wuxi PharmaTech Cayman	Healthcare	1.8%
DIRECT INVESTMENTS (15.0%)

Queenbury Investment (Huiyan)	Consumer discretionary	7.6%
Ugent Holdings	Industrials	3.7%
HAND Enterprise Solutions	Information technology	1.3%
Qingdao Bright Moon	Industrials	1.1%
Highlight Tech	Industrials	0.7%
China Silicon (Series A Preferred)	Information technology	0.6%
China Silicon (Common Stock)	Information technology	0.0%
China Silicon (Warrants)	Information technology	0.0%
TECO Optronics	Information technology	0.0%

Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	5.3	9.5	56.2	70.7	21.5	21.6	11.7
MSCI Golden Dragon	2.3	4.0	58.7	67.3	9.0	13.8	10.3
Hang Seng Chinese Enterprise	7.7	5.3	61.8	93.2	19.7	23.3	22.9
Shanghai Stock Exchange 180	8.8	(13.6)	77.5	92.4	35.1	28.9	n/a
Past performance is not a guide to future returns.

Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2009 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2009.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 October 2009.
10 YEAR DIVIDEND HISTORY CHART

Total	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82
Income	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48
Long-term capital	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34
Short-term capital	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 OCTOBER 2009

Sector	Company (BBG ticker)	Price		Holding	Value US$	% of portfolio
Hong Kong						16.3%
China Shineway Pharmaceutical	2877 HK	HK$	10.9	11,184,000	$15,844,691	2.6%
Fushan International Energy	639 HK	HK$	6.0	16,044,000	$12,462,163	2.0%
Ports Design	589 HK	HK$	21.2	4,549,500	$12,415,332	2.0%
Chaoda Modern Agriculture	682 HK	HK$	6.1	15,327,357	$11,984,618	1.9%
Xinao Gas	2688 HK	HK$	16.7	5,084,000	$10,981,086	1.8%
Intime Department Store Group	1833 HK	HK$	5.5	12,568,629	$8,886,950	1.5%
Natural Beauty Bio-Technology	157 HK	HK$	1.3	48,680,000	$8,291,036	1.3%
Golden Meditech	801 HK	HK$	1.4	35,040,000	$6,374,814	1.0%
Shangri-La Asia	69 HK	HK$	15.1	3,061,555	$5,933,299	1.0%
TPV Technology	903 HK	HK$	5.2	8,854,000	$5,803,467	0.9%
Yorkey Optical International	2788 HK	HK$	1.7	7,758,926	$1,741,948	0.3%
FU JI Food & Catering Services	1175 HK	HK$	0	5,462,000	—	0.0%

Singapore						5.3%
Hsu Fu Chi International	HFCI SP	SG$	1.8	9,484,000	$12,206,357	2.0%
China Fishery Group	CFG SP	SG$	1.2	13,255,000	$11,562,761	1.9%
Financial One Corp	FIN SP	SG$	0.6	12,030,000	$4,946,016	0.8%
CDW	CDW SP	SG$	0.1	54,708,000	$2,542,648	0.4%
China Milk Products Group	CMILK SP	SG$	0.5	4,923,000	$1,584,033	0.2%

Hong Kong ‘H’ shares						16.9%
Sinopharm	297 HK	HK$	27.8	7,786,000	$27,918,188	4.5%
Shandong Weigao Group	8199 HK	HK$	27.6	7,808,000	$27,553,795	4.5%
Wumart Stores	8277 HK	HK$	13.3	14,888,000	$25,472,066	4.1%
ZTE Corp	763 HK	HK$	43.7	1,461,926	$8,261,973	1.3%
China Pharmaceutical Group	1093 HK	HK$	4.4	12,918,000	$7,333,854	1.2%
Zijin Mining	2899 HK	HK$	7.7	7,214,000	$7,139,303	1.2%
Anhui Expressway	995 HK	HK$	4.9	1,163,300	$733,981	0.1%

Taiwan						19.8%
Far Eastern Department Stores	2903 TT	NT$	34.1	19,066,931	$19,962,150	3.2%
Ruentex Development	9945 TT	NT$	37.1	12,694,000	$14,460,926	2.3%
China Metal Products	1532 TT	NT$	38.6	9,200,278	$10,919,372	1.8%
Uni-President Enterprises	1216 TT	NT$	36.8	9,112,638	$10,311,013	1.7%
HTC Corp	2498 TT	NT$	330.0	891,900	$9,049,811	1.5%
WPG Holdings	3702 TT	NT$	45.5	6,320,000	$8,841,743	1.4%
KGI Securities	6008 TT	NT$	15.3	16,984,780	$7,990,257	1.3%
FamilyMart	5903 TT	NT$	56.0	4,501,652	$7,751,207	1.2%
Lien Hwa Industrial	1229 TT	NT$	15.2	16,476,881	$7,675,330	1.2%
Taiwan Secom	9917 TT	NT$	50.1	4,738,000	$7,298,644	1.2%
Yuanta Financial	2885 TT	NT$	22.0	10,520,593	$7,116,596	1.2%
Fubon Financial Holdings	2881 TT	NT$	36.9	4,948,000	$5,613,910	0.9%
Synnex Technology	2347 TT	NT$	62.6	2,809,240	$5,407,202	0.9%

United Kingdom						3.6%
China Medical System Holdings	CMSH LN		£3.8	3,623,188	$22,694,682	3.6%

United States						6.1%
Wuxi PharmaTech Cayman	WX US	US$	12.8	883,490	$11,335,177	1.8%
Far East Energy	FEEC US	US$	0.5	14,565,477	$6,700,119	1.1%
Sina Corp	SINA US	US$	37.4	162,700	$6,083,353	1.0%
Mindray Medical International	MR US	US$	30.7	191,700	$5,890,941	1.0%
New Oriental Education	EDU US	US$	69.8	73,400	$5,126,256	0.8%
The9	CMED US	US$	7.5	358,900	$2,691,750	0.4%

Equity linked securities (‘A’ shares)						10.4%
Shenzhen Agricultural		US$	1.6	6,800,000	$10,686,778	1.7%
CITIC Securities		US$	4.0	2,260,600	$8,949,690	1.5%
China Yangtze Power		US$	1.9	4,169,077	$7,980,935	1.3%
Shanghai Yuyuan Tourist Board		US$	2.9	238,502,000	$6,818,834	1.1%
Suning Appliance		US$	2.4	2,874,013	$6,805,663	1.1%
Daqin Railway		US$	1.4	3,807,000	$5,436,579	0.9%
Dalian Zhangzidao Fishery		US$	3.9	1,260,565	$4,962,844	0.8%
Wuliangye Yibin		US$	3.3	1,403,507	$4,610,521	0.7%
Zhejiang Guyuelongshan		US$	1.2	3,658,900	$4,453,383	0.7%
Shanghai International Airport		US$	2.1	1,816,700	$3,769,652	0.6%

Sector	Company (BBG ticker)		Price	Holding	Value US$	% of portfolio
Direct						15.0%
Queenbury Investment (Huiyan)		US$	104686	450	$47,108,700	7.6%
Ugent Holdings		HK$	100	177,000,000	$22,837,973	3.7%
HAND Enterprise Solutions		US$	16.4	500,000	$8,200,000	1.3%
Qingdao Bright Moon		US$	0.2	31,827,172	$6,842,842	1.1%
Highlight Tech		US$	1.8	2,525,170	$4,499,999	0.7%
China Silicon (Series A Preferred)		US$	133	27,418	$3,646,594	0.6%
China Silicon (Common Stock)			—	1,171,572	—	—
China Silicon (Warrants)			—	685,450	—	—
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					$40,370,383	6.6%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
→	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

→	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

→	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

→	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

→	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

→	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

→	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.